Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

The unaudited pro forma condensed combined financial information and related footnotes (the “Pro Forma Financial Statement”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, which is herein referred to as Article 11. The Pro Forma Financial Statement of Civitas Resources, Inc. and its subsidiaries (“Civitas”) presents the combination of the financial information and the pro forma effects with respect to the following transactions (as used herein, collectively, the “Transactions”), further details of which are included within the footnotes to the Pro Forma Financial Statements:

•	the completion of Civitas’ acquisition of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”), pursuant to the terms of HighPoint’s prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Prepackaged Plan”), which was confirmed by the United States Bankruptcy Court for the District of Delaware on March 18, 2021, pursuant to a confirmation order, and went effective on April 1, 2021 (the “HighPoint Effective Date”) (the transactions, including the reorganization transactions discussed further in Note 5 to the Pro Forma Financial Statement, the “HighPoint Merger”);

•	the completion on November 1, 2021 (the “Extraction Effective Date”) of the merger of equals pursuant to the agreement and plan of merger entered into on May 9, 2021 (the “Extraction Merger Agreement”) between Civitas, Raptor Eagle Merger Sub, Inc. (“Merger Sub”), and Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), whereby Raptor Merger Sub merged with and into Extraction, with Extraction continuing its existence as the surviving corporation as a wholly owned subsidiary of Civitas following the merger (the “Extraction Merger,” discussed further in Note 6 to the Pro Forma Financial Statement); and

•	the completion on November 1, 2021 (the “Crestone Peak Effective Date”) of Civitas’ acquisition of CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”) pursuant to the agreement and plan of merger entered into on June 6, 2021 (the “Crestone Peak Merger Agreement”) between Civitas, Crestone Peak, Raptor Condor Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), Crestone Peak Resources LP (“CPR”), Crestone Peak Resources Management LP (“CPR Management”), and solely for purposes of specific articles, Extraction, whereby Merger Sub 1 merged with and into Crestone Peak, with Crestone Peak continuing its existence as the surviving corporation (the “Merger Sub 1 Merger”), and the subsequent merger of Crestone Peak with and into Merger Sub 2 (the “Merger Sub 2 Merger” and together with the Merger Sub 1 Merger, the “Crestone Peak Merger,” discussed further in Note 7 to the Pro Forma Financial Statement), with Merger Sub 2 continuing as the surviving entity as a wholly owned subsidiary of Civitas.

The Pro Forma Financial Statement has been prepared from the respective historical consolidated financial statements of Civitas for the year ended December 31, 2021, HighPoint for the period from January 1, 2021, through March 31, 2021 (during which time it was a debtor-in-possession), Extraction for the period from January 1, 2021, to October 31, 2021, and Crestone Peak for the period from January 1, 2021, to October 31, 2021, adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet and supplemental pro forma disclosures about oil and gas producing activities as of December 31, 2021, are not presented, as the Transactions had been completed as of that date. Accordingly, the Transactions are reflected in the Civitas balance sheet and the supplemental disclosures about oil and gas producing activities as of December 31, 2021, as reflected in the Civitas Annual Report on Form 10-K for the year ended December 31, 2021.

The unaudited pro forma condensed combined statement of operations (the “Pro Forma Statement of Operations”) for the year ended December 31, 2021, gives effect to the Transactions as if they had been consummated on January 1, 2021. The Pro Forma Statement of Operations contains certain reclassification adjustments to conform the historical HighPoint, Extraction, and Crestone Peak financial statement presentation to Civitas’ financial statement presentation.

1

The Pro Forma Financial Statement is presented to reflect the Transactions and does not represent what Civitas’ results of operations would have been had the Transactions occurred on the date noted above, nor do they project the results of operations of the combined company following the effective dates. The Pro Forma Financial Statement is intended to provide information about the continuing impact of the Transactions as if they had been consummated earlier. The transaction accounting adjustments are based on information and certain estimates and assumptions that management believes are reasonable based on currently available information. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Financial Statement have been made.

The Pro Forma Financial Statement does not include the realization of any cost savings from operating efficiencies, synergies or future restructuring activities which might result from the Transactions and also does not include management’s estimates of certain cost savings to be realized as a result of the Transactions. Further, there may be additional charges related to other integration activities resulting from the Transactions, the timing, nature and amount of which management cannot currently identify, and thus, such charges are not reflected in the Pro Forma Financial Statement.

As of the date of this Current Report on Form 8-K, while the fair value estimates for the merger consideration in the Extraction Merger and the Crestone Peak Merger are final, such allocation to the assets acquired and liabilities assumed is preliminary. Civitas is continuing to assess the fair values of certain of the Extraction and Crestone Peak assets acquired and liabilities assumed. In particular, assets and liabilities subject to potential adjustment, in amounts that could be material to the Pro Forma Financial Statement, include, but are not limited to, proved properties, unproved properties, and accounts payable and accrued expenses related to Civitas’ continued assessment over the application of lease contracts and related deductions. Civitas cannot reasonably estimate the impact of such conclusions as there is still a high level of uncertainty regarding the underlying terms and application.

As a result of the foregoing, the transaction accounting adjustments for Extraction and Crestone Peak are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Pro Forma Financial Statement presented herein. The assumptions and estimates used to determine the preliminary purchase price allocations and fair value adjustments are described in the notes accompanying the Pro Forma Financial Statement. Any increases or decreases in the fair values of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the Pro Forma Statement of Operations. The final purchase price allocations may be materially different than those reflected in the preliminary purchase price allocations presented herein.

As of the date of this Current Report on Form 8-K, the fair value estimates of the HighPoint assets acquired and liabilities assumed are final as Civitas has completed its detailed valuation analysis.

The Pro Forma Financial Statement should be read in conjunction with:

•	the audited consolidated financial statements contained in Civitas’ Annual Report on Form 10-K for the year ended December 31, 2021;

•	the unaudited consolidated financial statements and footnotes of HighPoint for the quarter ended March 31, 2021, which are incorporated by reference into this Current Report on Form 8-K;

•	the unaudited condensed consolidated financial statements and footnotes of Extraction for the nine months ended September 30, 2021, which are included as an exhibit to this Current Report on Form 8-K; and

•	the unaudited consolidated financial statements and footnotes of Crestone Peak for the nine months ended September 30, 2021, which are included as an exhibit to this Current Report on Form 8-K.

2

CIVITAS RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

	Historical		HighPoint Transaction Accounting Adjustments			Pro Forma Combined
	Civitas	HighPoint[1]	Reclass Adjustments - Note 4(a)	Pro Forma Adjustments - Note 5		Civitas and HighPoint

	(in thousands, except per share amounts)
Operating net revenues:
Oil and gas sales	$930,614	$72,019	$-	$-		$1,002,633
Oil sales	-	-	-	-		-
Natural gas sales	-	-	-	-		-
NGL sales	-	-	-	-		-
Crude oil	-	-	-	-		-
Natural gas	-	-	-	-		-
Natural gas liquids	-	-	-	-		-
Operating expenses:
Lease operating expense	52,391	6,148	(1,228)	-		57,311
Midstream operating expense	17,426	-	1,228	-		18,654
Gathering, transportation, and processing	64,507	3,781	-	-		68,288
Severance and ad valorem taxes	65,113	3,722	-	-		68,835
Exploration	7,937	52	-	-		7,989
Depreciation, depletion, and amortization	226,931	19,322	-	(3,179	)(a)	243,074
Abandonment and impairment of unproved properties	57,260	-	4,203	-		61,463
Impairment and abandonment expense	-	4,203	(4,203)	-		-
Impairment of long-lived assets	-	-	-	-		-
Unused commitments	7,692	4,911	-	-		12,603
Bad debt expense	607	-	-	-		607
Merger transaction costs	43,555	24,391	-	-		67,946
General and administrative expense	65,132	11,921	-	-		77,053
Other operating expenses, net	-	231	-	-		231
Total operating expenses	608,551	78,682	-	(3,179)		684,054
Other income (expense):
Derivative gain (loss)	(60,510)	(35,462)	-	-		(95,972)
Interest expense, net	(9,700)	4,180	-	(6,055	)(b)	(11,575)
Gain on property transactions, net	1,932	-	-	-		1,932
Other income (expense)	(2,006)	-	2,446	-		440
Interest and other income (expense)	-	2,446	(2,446)	-		-
Reorganization items	-	(8,764)	-	-		(8,764)
Total other income (expenses)	(70,284)	(37,600)	-	(6,055)		(113,939)
Income (loss) from operations before taxes	251,779	(44,263)	-	(2,876)		204,640
Income tax benefit (expense)	(72,858)	-	-	705	(d)	(72,153)
Net income (loss)	178,921	(44,263)	-	(2,171)		132,487
Adjustments to reflect Series A Preferred Stock dividends and accretion of discount	-	-	-	-		-
Net loss attributable to noncontrolling interests	-	-	-	-		-
Net Income (Loss) Available to Common Shareholders	$178,921	$(44,263)	$-	$(2,171)		$132,487

Net income (loss) per common share:
Basic	$4.82					$3.35
Diluted	$4.74					$3.30
Weighted-average common shares outstanding:
Basic	37,155			2,417	(c)	39,572
Diluted	37,746			2,417	(c)	40,163

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

3

CIVITAS RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(CONTINUED)

Year Ended December 31, 2021

	Pro Forma Combined		Extraction Transaction Accounting Adjustments			Pro Forma Combined
	Civitas and HighPoint	Extraction As Further Adjusted - Note 2[2]	Reclass Adjustments - Note 4(b)	Pro Forma Adjustments - Note 6		Civitas (Excluding Crestone Peak)

	(in thousands, except per share amounts)
Operating net revenues:
Oil and gas sales	$1,002,633	$-	$882,255	$-		$1,884,888
Oil sales	-	469,042	(469,042)	-		-
Natural gas sales	-	243,270	(243,270)	-		-
NGL sales	-	169,943	(169,943)	-		-
Crude oil	-	-	-	-		-
Natural gas	-	-	-	-		-
Natural gas liquids	-	-	-	-		-
Operating expenses:
Lease operating expense	57,311	45,124	-	-		102,435
Midstream operating expense	18,654	-	-	-		18,654
Gathering, transportation, and processing	68,288	78,364	-	-		146,652
Severance and ad valorem taxes	68,835	70,585	-	-		139,420
Exploration	7,989	12,342	(9,007)	-		11,324
Depreciation, depletion, and amortization	243,074	167,512	-	(72,283	)(a)	338,303
Abandonment and impairment of unproved properties	61,463	-	9,393	-		70,856
Impairment and abandonment expense	-	-	-	-		-
Impairment of long-lived assets	-	386	(386)	-		-
Unused commitments	12,603	-	-	-		12,603
Bad debt expense	607	-	-	-		607
Merger transaction costs	67,946	-	-	-		67,946
General and administrative expense	77,053	34,762	-	-		111,815
Other operating expenses, net	231	28,042	-	-		28,273
Total operating expenses	684,054	437,117	-	(72,283)		1,048,888
Other income (expense):
Derivative gain (loss)	(95,972)	(176,895)	-	-		(272,867)
Interest expense, net	(11,575)	(8,606)	-	8,606	(b)	(11,575)
Gain on property transactions, net	1,932	-	-	-		1,932
Other income (expense)	440	49	-	-		489
Interest and other income (expense)	-	-	-	-		-
Reorganization items	(8,764)	873,908	-	-		865,144
Total other income (expense)	(113,939)	688,456	-	8,606		583,123
Income (loss) from operations before taxes	204,640	1,133,594	-	80,889		1,419,123
Income tax benefit (expense)	(72,153)	(53,570)	-	(19,842	)(d)	(145,565)
Net income (loss)	132,487	1,080,024	-	61,047		1,273,558
Adjustments to reflect Series A Preferred Stock dividends and accretion of discount	-	(418)	-	-		(418)
Net loss attributable to noncontrolling interests	-	-	-	-		-
Net Income (Loss) Available to Common Shareholders	$132,487	$1,079,606	$-	$61,047		$1,273,140

Net income (loss) per common share:
Basic	$3.35					$19.45
Diluted	$3.30					$19.27
Weighted-average common shares outstanding:
Basic	39,572			25,898	(c)	65,470
Diluted	40,163			25,898	(c)	66,061

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

4

CIVITAS RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(CONTINUED)

Year Ended December 30, 2021

	Pro Forma Combined		Crestone Peak Transaction Accounting Adjustments
	Civitas (Excluding Crestone Peak)	Crestone Peak As Adjusted[3]	Reclass Adjustments - Note 4(c)	Pro Forma Adjustments - Note 7		Pro Forma Combined Civitas

	(in thousands, except per share amounts)
Operating net revenues:
Oil and gas sales	$1,884,888	$-	$508,038	$-		$2,392,926
Oil sales	-	-	-	-		-
Natural gas sales	-	-	-	-		-
NGL sales	-	-	-	-		-
Crude oil	-	310,312	(310,312)	-		-
Natural gas	-	98,447	(98,447)	-		-
Natural gas liquids	-	99,279	(99,279)	-		-
Operating expenses:
Lease operating expense	102,435	35,266	-	-		137,701
Midstream operating expense	18,654	-	-	-		18,654
Gathering, transportation, and processing	146,652	70,717	-	-		217,369
Severance and ad valorem taxes	139,420	42,264	-	-		181,684
Exploration	11,324	-	-	5,167	(a)	16,491
Depreciation, depletion, and amortization	338,303	138,978	-	(66,915	)(b)	410,366
Abandonment and impairment of unproved properties	70,856	-	-	-		70,856
Impairment and abandonment expense	-	-	-	-		-
Impairment of long-lived assets	-	-	-	-		-
Unused commitments	12,603	-	-	-		12,603
Bad debt expense	607	-	-	-		607
Merger transaction costs	67,946	-	-	-		67,946
General and administrative expense	111,815	19,310	-	9,623	(a)	140,748
Other operating expenses, net	28,273	-	-	-		28,273
Total operating expenses	1,048,888	306,535	-	(52,125)		1,303,298
Other income (expense):
Derivative gain (loss)	(272,867)	(445,807)	-	-		(718,674)
Interest expense, net	(11,575)	(46,047)	-	32,741	(c)	(24,881)
Gain on property transactions, net	1,932	-	-	-		1,932
Other income (expense)	489	(780)	-	-		(291)
Interest and other income (expense)	-	-	-	-		-
Reorganization items	865,144	-	-	-		865,144
Total other income (expense)	583,123	(492,634)	-	32,741		123,230
Income (loss) from operations before taxes	1,419,123	(291,131)	-	84,866		1,212,858
Income tax benefit (expense)	(145,565)	-	-	(20,818	)(f)	(166,383)
Net income (loss)	1,273,558	(291,131)	-	64,048		1,046,475
Adjustments to reflect Series A Preferred Stock dividends and accretion of discount	(418)	-	-	-		(418)
Net loss attributable to noncontrolling interests	-	(7,016)	-	7,016	(d)	-
Net Income (Loss) Available to Common Shareholders	$1,273,140	$(284,115)	$-	$57,032		$1,046,057

Net income (loss) per common share:
Basic	$19.45					$12.61
Diluted	$19.27					$12.52
Weighted-average common shares outstanding:
Basic	65,470			17,511	(e)	82,981
Diluted	66,061			17,511	(e)	83,572

(1) For the period from January 1, 2021, through March 31, 2021.
(2) For the period from January 1, 2021 through October 31, 2021.
(3) For the period from January 1, 2021 through October 31, 2021.

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

NOTE 1 — BASIS OF PRESENTATION

The Civitas, HighPoint, Extraction and Crestone Peak historical financial information has been derived from each respective company’s historical financial statements which are incorporated by reference or included as an exhibit to this Current Report on Form 8-K. Certain of HighPoint’s, Extraction’s and Crestone Peak’s historical amounts have been reclassified to conform to Civitas’ financial statement presentation, as discussed further in Note 3. The Pro Forma Financial Statement should be read in conjunction with each company’s historical financial statements and the notes thereto. The Pro Forma Statement of Operations gives effect to the Transactions as if they had been completed on January 1, 2021.

Each of the HighPoint Merger, the Extraction Merger and the Crestone Peak Merger are described in the accompanying notes to the Pro Forma Financial Statement. In the opinion of Civitas’ management, all material adjustments have been made that are necessary to present fairly the Pro Forma Financial Statement in accordance with Article 11. The Pro Forma Financial Statement does not purport to be indicative of the results of operations of the combined company that would have occurred if the Transactions had occurred on the date indicated, nor are they indicative of Civitas’ future results of operations. In addition, future results may differ significantly from those reflected in the Pro Forma Financial Statement.

NOTE 2 — EXTRACTION AS ADJUSTED

On January 20, 2021, Extraction emerged from Chapter 11 bankruptcy and qualified for fresh start reporting under Accounting Standards Codification 852, Reorganizations (“ASC 852”). As such, a new reporting entity was considered to have been created such that the Extraction results of operations between January 21, 2021 and October 31, 2021 (the “Extraction Successor Period”) are not comparable with the Extraction results of operations between January 1, 2021 and January 20, 2021 (the “Extraction Predecessor Period”). In  order to determine the Extraction As Adjusted amounts, the results of operations for the Extraction Successor from January 21, 2021, through September 30, 2021, have been added to the results of operations for the Extraction Predecessor from January 1, 2021 through January 20, 2021. Further, in order to determine the Extraction As Further Adjusted amounts, the Extraction As Adjusted amounts have been added to the results of operations for the Extraction Successor from October 1, 2021 through October 31, 2021, as reflected in the Pro Forma Statement of Operations for the year ended December 31, 2021.

	Extraction Successor	Extraction Predecessor	Extraction As Adjusted	Extraction Successor	Extraction As Further Adjusted
	For the Period from January 21 through September 30, 2021	For the Period from January 1 through January 20, 2021	For the Period from January 1 through September 30, 2021	For the Month Ended October 31, 2021	For the Period from January 1 through September 30, 2021

	(in thousands)
Revenues:
Oil sales	$384,929	$27,137	$412,066	$56,976	$469,042
Natural gas sales	212,462	7,806	220,268	23,002	243,270
NGL sales	136,855	8,099	144,954	24,989	169,943
Total Revenues	734,246	43,042	777,288	104,967	882,255
Operating Expenses:
Lease operating expense	38,344	2,555	40,899	4,225	45,124
Transportation and gathering	65,543	6,256	71,799	6,565	78,364
Production taxes	57,451	3,294	60,745	9,840	70,585
Exploration and abandonment expenses	11,872	316	12,188	154	12,342
Depletion, depreciation, amortization and accretion	135,596	16,133	151,729	15,783	167,512
Impairment of long-lived assets	386	—	386	—	386
General and administrative expense	28,434	2,211	30,645	4,117	34,762
Other operating expense	12,332	1,107	13,439	14,603	28,042
Total Operating Expenses	349,958	31,872	381,830	55,287	437,117
Operating Income (Loss)	384,288	11,170	395,458	49,680	445,138
Other Income (Expense):
Commodity derivative loss	(155,806)	(12,586)	(168,392)	(8,503)	(176,895)
Reorganization items, net	—	873,908	873,908	—	873,908
Interest expense	(6,689)	(1,534)	(8,223)	(383)	(8,606)
Other income	(42)	12	(30)	80	50
Total Other Income (Expense)	(162,537)	859,800	697,263	(8,806)	688,457
Income Before Income Taxes	221,751	870,970	1,092,721	40,874	1,133,595
Income tax expense	(44,070)	—	(44,070)	(9,500)	(53,570)
Net Income	$177,681	$870,970	$1,048,651	$31,374	$1,080,025
Net Income Attributable to Extraction Oil & Gas, Inc.	177,681	870,970	1,048,651	31,374	1,080,025
Adjustments to reflect Series A Preferred Stock dividends and accretion of discount	—	(418)	(418)	—	(418)
Net Income (Loss) Available to Common Shareholders	177,681	870,552	$1,048,233	31,374	1,079,607

6

NOTE 3 — CRESTONE PEAK AS ADJUSTED HISTORICAL FINANCIAL STATEMENT INFORMATION

The historical financial statements of Crestone Peak included as an exhibit to this Current Report on Form 8-K include the historical statement of operations of Crestone Peak for the nine months ended September 30, 2021. Given the Crestone Peak Merger was not completed until November 1, 2021, for pro forma purposes herein in order to determine the Crestone Peak As Adjusted amounts, Crestone Peak’s results of operations for the nine months ended September 30, 2021, have been added to Crestone Peak’s results of operations for the period from October 1, 2021, through October 31, 2021, as reflected in the Pro Forma Statement of Operations for the year ended December 31, 2021.

	Crestone Peak
	For the Nine Months Ended September 30, 2021	For the One Month Ended October 31, 2021	As Adjusted

	(in thousands)
Revenue:
Crude oil	$275,686	$34,626	$310,312
Natural gas	82,772	15,675	98,447
Natural gas liquids	85,101	14,178	99,279
Total revenues	443,559	64,479	508,038
Expenses:
Lease operating expenses	31,768	3,498	35,266
Gathering and transportation	63,339	7,378	70,717
Production, mineral and other taxes	36,840	5,424	42,264
Depletion, depreciation, and accretion	125,565	13,413	138,978
General and administrative	17,379	1,931	19,310
Total expenses	274,891	31,644	306,535
Operating income	168,668	32,835	201,503
Other expense:
Interest expense, net of capitalized interest	(41,442)	(4,605)	(46,047)
Commodity derivative loss	(404,308)	(41,499)	(445,807)
Other	(861)	81	(780)
Total other expenses	(446,611)	(46,023)	(492,634)
Income (loss) before income taxes	(277,943)	(13,188)	(291,131)
Income tax expense	-	-	-
Net income (loss)	(277,943)	(13,188)	(291,131)
Less net loss attributable to non-controlling interests	(6,314)	(702)	(7,016)
Net loss attributable to CPPIB Crestone Peak Resources America Inc.	(271,629)	(12,486)	(284,115)

NOTE 4 — RECLASSIFICATION ADJUSTMENTS

The Pro Forma Financial Statement has been adjusted to reflect reclassifications of HighPoint’s, Extraction’s, and Crestone Peak’s historical financial statements to conform to Civitas’s financial statement presentation.

(a)	HighPoint Reclassification Adjustments

•	Reclassification of $1.2 million from Lease operating expense to Midstream operating expense;

•	Reclassification of $4.2 million from Impairment of oil and gas properties to Abandonment and impairment of unproved properties; and

•	Reclassification of $2.4 million from Interest and other income to Other income.

(b)	Extraction Reclassification Adjustments

•	Reclassification of $469.0 million, $243.3 million and $170.0 million from Oil Sales, Natural gas sales and NGL sales respectively, to Oil and gas sales; and

•	Reclassification of $9.0 million and $0.4 million from Exploration and Impairment of long-lived assets respectively, to Abandonment and impairment of unproved properties.

(c)	Crestone Peak Reclassification Adjustments

•	Reclassification of $310.3 million, $98.4 million and $99.3 from Crude oil, Natural gas and Natural gas liquids respectively, to Oil and gas sales.

NOTE 5 — HIGHPOINT ACQUISITION ACCOUNTING AND PRO FORMA ADJUSTMENTS

As previously discussed, on April 1, 2021, Civitas completed its acquisition of HighPoint, pursuant to the terms of HighPoint’s Prepackaged Plan. The Prepackaged Plan implemented the HighPoint Merger and related restructuring transactions in accordance with the HighPoint Merger agreement.

Pursuant to the Prepackaged Plan and the HighPoint Merger agreement, on the HighPoint Effective Date, HighPoint Merger Sub merged with and into HighPoint, with HighPoint continuing as the surviving corporation as a wholly owned subsidiary of Civitas. On the HighPoint Effective Date, each eligible share of HighPoint common stock, par value $0.001 per share (“HighPoint Common Stock”) issued and outstanding immediately prior to the HighPoint Effective Date was automatically converted into the right to receive 0.11464 shares of Civitas common stock, par value $0.01 per share (“Civitas Common Stock”), with cash paid in lieu of fractional shares, resulting in the issuance of 487,952 shares of Civitas Common Stock to former HighPoint stockholders.

7

Concurrently with the HighPoint Merger and pursuant to the Prepackaged Plan, in exchange for the $625.0 million in aggregate principal amount outstanding of 7.0% Senior Notes due 2022 of HighPoint Operating Corporation (“HighPoint OpCo”) and 8.75% Senior Notes due 2025 of HighPoint OpCo (collectively, the “HighPoint Senior Notes”), Civitas issued to all holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of Civitas Common Stock and (ii) $100.0 million aggregate principal amount of 7.5% Senior Notes due 2026 of Civitas (“Civitas Senior Notes”).

HighPoint Acquisition Accounting

Civitas was the accounting acquirer to the HighPoint Merger which has been accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). The allocation of the purchase price with respect to the HighPoint Merger was previously finalized within the measurement period based on the closing date of the acquisition of April 1, 2021.

The following tables present the merger consideration and purchase price allocation of the assets acquired and the liabilities assumed in the HighPoint Merger:

Merger Consideration (in thousands except per share amount)
Shares of Civitas Common Stock issued to existing HighPoint common stock holders(1)	488
Shares of Civitas Common Stock issued to existing HighPoint senior note holders	9,314
Total additional shares of Civitas Common Stock issued as merger consideration	9,802

Closing price per share of Civitas Common Stock(2)	$38.25

Merger consideration paid in shares of Civitas Common Stock	$374,933
Aggregate principal amount of the 7.5% Senior Notes	100,000
Total merger consideration	$474,933

(1) Based on the number of shares of HighPoint common stock issued and outstanding as of April 1, 2021 as converted at the exchange ratio of 0.11464.

(2) Based on the closing stock price of Civitas Common Stock on April 1, 2021.

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Purchase Price Allocation
(in thousands)
Assets Acquired
Cash and cash equivalents	$49,827
Accounts receivable - oil and gas sales	26,343
Accounts receivable - joint interest and other	9,161
Prepaid expenses and other	3,608
Inventory of oilfield equipment	4,688
Proved properties	539,820
Other property and equipment, net of accumulated depreciation	2,769
Right-of-use assets	4,010
Deferred income tax assets	110,513
Other noncurrent assets	797
Total assets acquired	$751,536

Liabilities Assumed
Accounts payable and accrued expenses	$51,088
Oil and gas revenue distribution payable	20,786
Lease liability	4,010
Derivative liability	18,500
Current portion of long-term debt	154,000
Ad valorem taxes and other	3,746
Asset retirement obligations for oil and gas properties	24,473
Total liabilities assumed	276,603
Net assets acquired	$474,933

HighPoint Pro Forma Adjustments

The Pro Forma Financial Statement has been adjusted to give effect to the HighPoint Merger as follows:

(a)	Reflects the pro forma adjustments to Depreciation, depletion, and amortization related to:

•	Depletion expense calculated based on the fair value of the proved properties acquired in accordance with the successful efforts method of accounting; and

•	Depreciation expense calculated based on the fair value of the gathering assets acquired, based on a 30-year useful life.

(b)	Reflects the following pro forma adjustments related to interest expense for the year ended December 31, 2021:

•	Decrease to interest expense of $4.2 million related to the elimination of historical interest income of HighPoint; and

•	Increase to interest expense of $1.9 million related to the issuance of $100.0 million aggregate principal amount of 7.5% Senior Notes due 2026 (the “7.5% Senior Notes”), assuming that the 7.5% Senior Notes had been issued on January 1, 2021.

(c)	Reflects the adjustment resulting from the issuance of shares of Civitas Common Stock to existing holders of HighPoint Common Stock and the holders of HighPoint Senior Notes to effect the HighPoint Merger.

(d)	Reflects the pro forma adjustments related to income tax expense based upon a blended federal and state statutory tax rate of approximately 24.5%.

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(e)	HighPoint historically incurred certain non-recurring charges with respect to its Chapter 11 bankruptcy, specifically Reorganization items of $8.8 million for the three months ended March 31, 2021. These expenses are included within the Pro Forma Statement of Operations for the year ended December 31, 2021; however, they are not expected to be recurring expenses of Civitas going forward.

NOTE 6 — EXTRACTION PRELIMINARY ACQUISITION ACCOUNTING AND PRO FORMA ADJUSTMENTS

Pursuant to the Extraction Merger Agreement, on the Extraction Effective Date, (i) Merger Sub merged with and into Extraction, with Extraction continuing its existence as the surviving corporation as a wholly owned subsidiary of Civitas following the Extraction Merger, (ii) each share of common stock, par value $0.01 per share, of Extraction (the “Extraction Common Stock”) issued and outstanding as of immediately prior to the Extraction Effective Date was converted into the right to receive 1.1711 shares of Civitas Common Stock for each share of Extraction Common Stock (the “Extraction Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any, and (iii) each holder of Extraction Common Stock received a total dividend equalization payment, as part of the Extraction Merger purchase consideration, of approximately 0.017225678 shares of Civitas Common Stock per share of Extraction Common Stock related to dividends paid to Civitas’ stockholders on June 30, 2021 and September 30, 2021, with cash paid in lieu of the issuance of fractional shares, if any.

Additionally, pursuant to the Extraction Merger Agreement, on the Extraction Effective Date, each award of restricted stock units (including those subject to performance-based vesting conditions) issued pursuant to Extraction’s 2021 Long Term Incentive Plan (the “Extraction Equity Plan”) that was outstanding immediately prior to the Extraction Effective Date and that by its terms did not settle by reason of the occurrence of the closing of the Extraction Merger (each, an “Extraction RSU Award”) was assumed by Civitas and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Civitas Common Stock (such restricted stock unit, a “Converted RSU”) equal to the product of the number of Extraction Common Stock subject to the Extraction RSU Award immediately prior to the Extraction Effective Date multiplied by the Extraction Exchange Ratio, effective as of the Extraction Effective Date.

As of the Extraction Effective Date, each Converted RSU continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Extraction RSU Award immediately prior to the Extraction Effective Date. However, any Extraction RSU Award subject to performance-based vesting conditions continued to be measured pursuant to the same terms and conditions of the underlying Extraction RSU Award in effect as of immediately prior to the Extraction Effective Date.

Further, effective as of immediately prior to the Extraction Effective Date, each award of deferred stock units granted under the Extraction Equity Plan and held by a member of the Extraction board who was not a designee of Extraction for appointment to Civitas’ Board as of the Extraction Effective Date immediately vested in full. As such, any Civitas Common Stock issued in exchange for the corresponding Extraction Common Stock issued and outstanding related to these deferred stock unit grants were included in the Extraction Merger purchase consideration.

Additionally, on the Extraction Effective Date, in accordance with the terms of (i) the Extraction Tranche A warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and American Stock Transfer & Trust Company, LLC, as warrant agent (“AST”), dated as of January 20, 2021 (the “Tranche A Warrants”), and (ii) the Extraction Tranche B warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and AST, as warrant agent, dated as of January 20, 2021 (the “Tranche B Warrants,” and, together with the Tranche A Warrants, the “Extraction Warrants”), that were issued and outstanding immediately prior to the Extraction Effective Date, were cancelled and Civitas executed a replacement warrant agreement for the Tranche A Warrants and a replacement warrant agreement for the Tranche B Warrants and issued to each holder of the Extraction Warrants a replacement warrant (each, a “Replacement Warrant”) that is exercisable for a number of shares of Civitas Common Stock equal to the number of shares of Civitas Common Stock that would have been issued or paid to a holder of the number of shares of Extraction Common Stock into which such Extraction Warrant was exercisable immediately prior to the Extraction Effective Date. Each Replacement Warrant has an exercise price as set forth in the applicable Replacement Warrant Agreement, subject to adjustment as set forth therein. As part of the Extraction Merger purchase consideration, 3.4 million Tranche A and 1.7 million Tranche B Replacement Warrants were issued.

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As previously discussed in Note 2 to the Pro Forma Financial Statement, Extraction previously emerged from Chapter 11 bankruptcy on January 20, 2021. As such, for purposes of the Pro Forma Financial Statement, “Extraction Successor” refers to Extraction from January 21, 2021 through October 31, 2021, and “Extraction Predecessor” refers to Extraction from January 1 to January 20, 2021.

Extraction Preliminary Acquisition Accounting

Civitas has determined it is the accounting acquirer to the Extraction Merger which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the purchase price with respect to the Extraction Merger is based upon management’s estimates of and assumptions related to the fair values of assets acquired and liabilities assumed as of November 1, 2021, using currently available information. The final purchase price allocation and the resulting effect on Civitas’ results of operations may differ significantly from the pro forma amounts included herein, which are based on preliminary estimates and assumptions. Civitas expects to finalize the purchase price allocation as soon as practicable subsequent to the Extraction Effective Date, which will not extend beyond the one-year measurement period provided under ASC 805.

The following tables present the merger consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Extraction Merger:

Merger Consideration (in thousands, except per share amount)
Shares of Civitas Common Stock issued as merger consideration (1)	31,095
Closing price per share of Civitas Common Stock (2)	$56.10
Merger consideration paid in shares of Civitas Common Stock	$1,744,431

Unvested restricted stock compensation expense as merger consideration	$19,338
Unvested performance restricted stock compensation expense allocated as merger consideration	2,897
Total merger consideration	$22,235

Tranche A warrants issued as merger consideration	$52,164
Tranche B warrants issued as merger consideration	25,299
Total warrant merger merger consideration	$77,463

Total merger consideration	$1,844,129

(1) Based on the number of shares of Extraction Common Stock issued and outstanding as of November 1, 2021 and the conversion ratio of 1.1711 per share of Civitas Common Stock.

(2) Based on the closing stock price of Civitas Common Stock on November 1, 2021.

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Preliminary Purchase Price Allocation
(in thousands)
Assets Acquired
Cash and cash equivalents	$106,360
Accounts receivable - oil and natural gas sales	119,585
Accounts receivable - joint interest and other	33,054
Prepaid expenses and other	3,044
Inventory of oilfield equipment	9,291
Derivative assets	5,834
Proved properties	1,876,014
Unproved properties	193,400
Other property and equipment, net of accumulated depreciation	40,068
Deferred income tax assets	6,883
Other noncurrent assets	49,194
Total assets acquired	4,248
Total assets acquired	$2,446,975

Liabilities Assumed
Accounts payable and accrued expenses	$90,353
Production taxes payable	63,572
Oil and gas revenue distribution payable	170,002
Income tax payable	14,000
Lease liability	6,883
Derivative liability	100,474
Ad valorem taxes	87,071
Asset retirement obligations	68,741
Other noncurrent liabilities	1,750
Total liabilities assumed	602,846
Net assets acquired	$1,844,129

Extraction Pro Forma Adjustments

The Pro Forma Financial Statement has been adjusted to give effect to the Extraction Merger as follows:

(a)	Reflects the pro forma adjustment to Depreciation, depletion, and amortization calculated in accordance with the successful efforts method of accounting for oil and gas properties, which is based on the preliminary purchase price allocation of the estimated fair value of the proved properties acquired.

(b)	Reflects the pro forma adjustment to eliminate $8.6 million of historical interest expense of Extraction, given that Civitas did not assume any debt outstanding as of the closing date on November 1, 2021, and as such, it is assumed that no Extraction debt was outstanding for purposes of the Pro Forma Statement of Operations for the year ended December 31, 2021.

(c)	Reflects the adjustment resulting from the issuance of shares of Civitas Common Stock to Extraction stockholders to effect the Extraction Merger.

(d)	Reflects the pro forma adjustments related to income tax expense based upon a blended federal and state statutory tax rate of approximately 24.5%.

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NOTE 7 — CRESTONE PEAK PRELIMINARY ACQUISITION ACCOUNTING AND PRO FORMA ADJUSTMENTS

Pursuant to the Crestone Peak Merger Agreement, at the Crestone Peak Effective Date, (i) Merger Sub 1 merged with and into Crestone Peak (the “Merger Sub 1 Merger”), with Crestone Peak continuing its existence as the surviving corporation as a wholly owned subsidiary of Civitas following the Merger Sub 1 Merger (the “Crestone Surviving Corporation”), and (ii) subsequently, the Crestone Surviving Corporation merged with and into Merger Sub 2 (the “Merger Sub 2 Merger”) and together with the Merger Sub 1 Merger, the (“Crestone Peak Merger”), with Merger Sub 2 continuing its existence as the surviving entity as a wholly owned subsidiary of Civitas (the “Crestone Surviving Entity”).

Pursuant to the Crestone Peak Merger Agreement, at the effective time of the Merger Sub 1 Merger (the “Merger Sub 1 Effective Date”), the shares of Crestone Peak common stock, par value $0.01 per share (“Crestone Peak Common Stock”) (excluding shares of Crestone Peak Common Stock held by Crestone Peak as treasury shares or by Civitas or Merger Sub 1 immediately prior to the Merger Sub 1 Effective Date), issued and outstanding as of immediately prior to the Merger Sub 1 Effective Date were converted into the right to collectively receive 22.5 million shares of Civitas Common Stock (the “Crestone Peak merger consideration”). In addition, at the effective time of the Merger Sub 2 Merger (the “Merger Sub 2 Effective Date”), each share of common stock of the Crestone Surviving Corporation issued and outstanding as of immediately prior to the Merger Sub 2 Effective Date was automatically cancelled and each unit of Merger Sub 2 issued and outstanding immediately prior to the Merger Sub 2 Effective Date remained issued and outstanding and represents the only outstanding units of the Crestone Surviving Entity immediately following the Merger Sub 2 Merger.

Crestone Peak Preliminary Acquisition Accounting

Civitas has determined it is the accounting acquirer to the Crestone Peak Merger which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the purchase price with respect to the Crestone Peak Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of November 1, 2021, using currently available information. The final purchase price allocation and the resulting effect on Civitas’ results of operations may differ significantly from the pro forma amounts included herein. Civitas expects to finalize the purchase price allocation as soon as practicable subsequent to the Crestone Peak Merger which will not extend beyond the one-year measurement period provided under ASC 805.

The following tables present the merger consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Crestone Peak Merger:

Merger Consideration (in thousands except per share amount)
Shares of Civitas Common Stock issued as merger consideration	22,500
Closing price per share of Civitas Resources common stock(1)	$56.10
Merger consideration paid in shares of Civitas Resources common stock	1,262,250

(1) Based on the closing stock price of Civitas Common Stock on November 1, 2021.

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Preliminary Purchase Price Allocation
(in thousands)
Assets Acquired
Cash and cash equivalents	$67,505
Accounts receivable - oil and gas sales	81,340
Accounts receivable - joint interest and other	9,917
Prepaid expenses and other	2,929
Inventory of oilfield equipment	11,951
Proved properties	1,797,814
Unproved properties	453,321
Other property and equipment, net of accumulated depreciation	7,980
Right-of-use assets	7,934
Total assets acquired	$2,440,691

Liabilities Assumed
Accounts payable and accrued expenses	$134,791
Production taxes payable	52,435
Oil and natural gas revenue distribution payable	83,950
Lease liability	7,934
Derivative liability	338,383
Credit facility	280,000
Ad valorem taxes	66,913
Deferred income tax liabilities	125,086
Asset retirement obligations	88,949
Total liabilities assumed	1,178,441
Net assets acquired	$1,262,250

Crestone Peak Pro Forma Adjustments

The Pro Forma Financial Statement has been adjusted to give effect to the Crestone Peak Merger as follows:

(a)	Reflects the pro forma adjustments to Exploration and General and administrative expense to reclass certain amounts previously capitalized by Crestone Peak in order to conform the presentation to the successful efforts method of accounting used by Civitas for oil and gas properties.

(b)	Reflects the pro forma adjustments to Depreciation, depletion, and amortization calculated in accordance

•	Depletion expense calculated based on the preliminary fair value of the proved properties acquired in accordance with the successful efforts method of accounting; and

•	Depreciation expense calculated based on the fair value of the midstream assets acquired, based on a 30-year useful life.

(c)	Reflects the following pro forma adjustments related to interest expense for the year ended December 31, 2021:

•	Decrease to interest expense of $46.0 million related to the historical interest expense of Crestone Peak, as the $280.0 million outstanding on the Crestone Peak credit facility was assumed by Civitas and paid off on the acquisition date on November 1, 2021, such that for pro forma purposes, it is assumed that this interest expense would not have been incurred had there been no amounts outstanding on the Crestone Peak credit facility for the period from January 1, 2021, through November 1, 2021;

•	Increase to interest expense of $17.1 million related to the issuance by Civitas of $400.0 million aggregate principal amount of 5.0% Senior Notes due 2026 (the “5.0% Senior Notes”) on October 13, 2021; a portion of which was used to pay down the $280.0 million outstanding on the Crestone Peak credit facility assumed on November 1, 2021, in the Crestone Peak Merger, and as such, the adjustment reflects the increase to interest expense, including the amortization of the $8.2 million of deferred financing costs, for the period from January 1, 2021, through October 31, 2021, assuming the 5.0% Senior Notes had been issued on January 1, 2021; and

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•	Decrease of $3.8 million related to the elimination of the historical interest expense related to the Civitas credit facility, which was paid off using the proceeds of the 5.0% Senior Notes, and for which there were no amounts outstanding as of December 31, 2021; such that for pro forma purposes, it was assumed that there were no borrowings on the Civitas credit facility for the year ended December 31, 2021.

(d)	Reflects the elimination of the Net loss attributable to noncontrolling interests as Civitas acquired 100% of CPR.

(e)	Reflects the adjustment resulting from the issuance of shares of Civitas Common Stock to Crestone Peak stockholders to effect the Crestone Peak Merger.

(f)	Reflects the pro forma adjustments related to income tax expense based upon a blended federal and state effective statutory tax rate of approximately 24.5%.

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